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                                                                    EXHIBIT 99.1



[DJ ORTHO LOGO]


COMPANY INVESTOR/ MEDIA CONTACT:
dj Orthopedics, Inc.
Mark Francois
Director of Investor Relations
(760) 734-4766
www.djortho.com

FOR IMMEDIATE RELEASE


                 DJ ORTHOPEDICS TO BENEFIT FROM CONSOLIDATION OF
               MANUFACTURING OPERATIONS TO ITS MEXICAN FACILITIES

SAN DIEGO CALIF., (SEPTEMBER 4, 2002) -- dj Orthopedics Inc. (NYSE: DJO), a designer, manufacturer and marketer of products and services for the orthopedic sports medicine market, today announced its plan to relocate the manufacturing of all remaining soft bracing goods and certain non-custom rigid bracing products from Vista, California to its manufacturing facilities located in Tijuana, Mexico. The action is part of a broader corporate performance improvement program announced by the Company on August 1, 2002, to streamline operations and reduce manufacturing costs and operating expenses. In connection with this move, the Company anticipates a work force reduction of up to 250 employees over a transition period of several months. The Company anticipates a similar increase in employees in its Mexican operations.

"We are committed to an overall performance improvement program to strengthen the Company's competitive edge through more efficient operations and an improved overall cost structure," said Les Cross, president and chief executive officer of dj Orthopedics. "The Company has become highly adept in its manufacturing capabilities in Mexico and this relocation, a component of our operating initiatives to improve productivity and inventory management, will enable the company to realize significant cost savings for several product lines."

Although the Company expects to achieve substantial cost savings from the manufacturing consolidation announced today, the Company has not yet determined the total savings it expects to generate from its broader corporate performance improvement program, or the related costs to implement the program.

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The Company began its manufacturing operations in Mexico in 1994, and in 2001, consolidated two separate Mexican manufacturing operations into a more efficient, single campus location. During the first quarter of 2002, the Company successfully consolidated much of its soft goods sewing operations to this Mexican campus. The Company's Mexican operation was recently honored with a prestigious Top-25 finish in Industry Week's "200 Best Plants Award" in North America.

dj Orthopedics is a global orthopedic sports medicine company specializing in the design, manufacture and marketing of surgical and non-surgical products and services that repair, regenerate and rehabilitate soft tissue and bone, help protect against injury, and treat osteoarthritis of the knee. Its broad range of over 600 existing products, many of which are based on proprietary technologies, includes rigid knee braces, soft goods, specialty and other complementary orthopedic products and its recently introduced line of surgical products. These products provide solutions for patients and orthopedic sports medicine professionals throughout the patient's continuum of care.

This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the risk that we may not be able to successfully implement our business strategy or our performance improvement program; our limited experience in designing, manufacturing and marketing products for the repair and regeneration segments of the orthopedic sports medicine market; our transition to direct distribution of our products in certain foreign countries; our ability to successfully develop or license and timely introduce and market new products or product enhancements; our dependence on our orthopedic professionals, agents and distributors for marketing our products; risks associated with our acquisition strategy and international operations; competition in our markets; the risk that our quarterly operating results are subject to substantial fluctuations; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; the effects of healthcare reform, managed care and buying groups on prices of our products; the uncertainty of domestic and foreign regulatory clearance and approval of our products; the sensitivity of our business to general economic conditions; uncertainty relating to third party reimbursement; pending litigation; and the other risk factors affecting the Company detailed from time to time in the documents filed by the Company with the Securities and Exchange Commission.

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